SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2008
ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana	001-06351	35-0470950
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Lilly Corporate Center		46285
Indianapolis, Indiana		(Zip Code)
(Address of Principal
Executive Offices)
Registrant’s telephone number, including area code: (317) 276-2000
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1
EX-99.1

Item 7.01.	Regulation FD Disclosure.
On December 11, 2008, the company is holding a conference for investment analysts. In connection with the conference, the company issued a press release, a copy of which is furnished to the Commission as Exhibit 99.1 to this Form 8-K.

Item 8.01.	Other Events.
The compensation committee of the board of directors has approved a change in the company’s Performance Award program for management under the company’s 2002 Lilly Stock Plan. Performance Awards provide employees with shares of Lilly common stock if certain company financial performance goals are met over a designated award period. The stock is paid out at the end of the award period; executive officers are required to retain the stock for at least an additional one year after the award period. For the past several years, the award period has been one year. Beginning with grants made in 2009, the award period for Performance Awards will be extended to two years. Solely during the transition year of 2009, employees will receive both a one-year and two-year award. The form of two-year award to be granted to executive officers is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Form of Performance Award with two-year award period

99.1	Press release dated December 11, 2008

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY (Registrant)
By:	/s/ James B. Lootens
	Name:	James B. Lootens
	Title:	Secretary and Deputy General Counsel

Dated: December 11, 2008

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EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Form of Performance Award with two-year award period

99.1	Press release dated December 11, 2008

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